Exhibit 5.1

90 Park Avenue

New York, NY 10016

202-239-3300 | Fax: 202-239-3333

September 8, 2023

Ready Capital Corporation

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

Re:	Registration Statement on Form S-8 – Ready Capital Corporation 2013 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Ready Capital Corporation, a Maryland corporation (the “Company”), in connection with the Company’s filing of the above-referenced registration statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “SEC”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 1,674,798 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), which may be issued by the Company upon vesting of outstanding awards under the Ready Capital Corporation 2013 Equity Incentive Plan (the “Plan”). This opinion is provided pursuant to the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, resolutions adopted by the Company’s Board of Directors, or other appropriate governing bodies of the Company, the organizational documents of the Company, certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including without limitation, certificates and statements of responsible officers of the Company, and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Alston & Bird LLP	www.alston.com
Atlanta | Beijing | Brussels | Charlotte | Dallas | Fort Worth | London | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C.

Our opinion set forth below is limited to the laws of the State of Maryland that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Registration Statement, and federal laws of the United States of America to the extent referred to specifically herein. We do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.

Based on the foregoing,  and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that the Shares to be issued under the Plan are duly authorized, and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the Registration Statement, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent, which may be granted or withheld in our sole discretion. The only opinion rendered by us consists of those matters set forth in the immediately preceding paragraph, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act, or that we are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ ALSTON & BIRD LLP

Alston & Bird LLP	www.alston.com
Atlanta | Beijing | Brussels | Charlotte | Dallas | Fort Worth | London | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C.